SUBSIDIARIES OF THE REGISTRANT

Gear Fit Golf Company
5481-A Commercial Drive
Huntington Beach, California 92649
California corporation

Pacific Golf Holdings, Inc.
5481-A Commercial Drive
Huntington Beach, California 92649
California corporation

GolfGear International, Inc.
5481-A Commercial Drive
Huntington Beach, California 92649
Nevada corporation